                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Form 8-K of our reports dated January 25, 1995, related to the December 31, 1993 and 1994 financial statements of Contel of Texas, Inc. and Contel of the West, Inc. It should be noted that we have not audited any financial statements of these companies subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our reports.





                                                             ARTHUR ANDERSEN LLP


Dallas, Texas
December 1, 1995